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                                                             EXHIBIT NO. 99.1(f)

                                     FORM OF

                               MFS SERIES TRUST IX

                           CERTIFICATION OF AMENDMENT
                           TO THE DECLARATION OF TRUST

                          ESTABLISHMENT AND DESIGNATION
                                    OF SERIES

                                       AND

                          ESTABLISHMENT AND DESIGNATION
                                   OF CLASSES


         Pursuant to Sections 6.9 and 9.3 of the Amended and Restated Declaration of Trust dated January 1, 2002 (the "Declaration") of MFS Series Trust IX, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, hereby establish and designate one new series of Shares (as defined in the Declaration), such series to have the following special and relative rights:

         1.  The new series shall be designated:

              - MFS Inflation-Adjusted Bond Fund.

         2. The series shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, to the extent pertaining to the offering of Shares of such series. Each Share of the series shall be redeemable, shall be entitled to one vote or fraction thereof in respect of a fractional share on matters on which Shares of the series shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to the series, and shall be entitled to receive its pro rata share of the net assets of the series upon liquidation of the series, all as provided in Section 6.9 of the Declaration.

         3. Shareholders of the series shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to the series as provided in Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration.

         4. The assets and liabilities of the Trust shall be allocated among the previously established and existing series of the Trust and such new series as set forth in Section 6.9 of the Declaration.

         5. Subject to the provisions of Section 6.9 and Article IX of the Declaration, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any series now or hereafter created, or to otherwise change the special and relative rights of any such establishment and designation of series of Shares.

         The undersigned, being a majority of the Trustees of the Trust, acting pursuant to Section 6.10 of the Declaration, do hereby divide the Shares of MFS Inflation-Adjusted Bond Fund to create eight classes of Shares, within the meaning of Section 6.10, as follows:

         1. The eight classes of Shares are designated "Class A Shares," "Class B Shares," "Class C Shares," "Class I Shares," "Class R1 Shares," "Class 529A Shares," "Class 529B Shares" and "Class 529C Shares";

         2. Class A Shares, Class B Shares, Class C Shares, Class I Shares, Class R1 Shares, Class 529A Shares, Class 529B Shares and Class 529C Shares shall be entitled to all the rights and preferences accorded to shares under the Declaration;

         3. The purchase price of Class A Shares, Class B Shares, Class C Shares, Class I Shares, Class R1 Shares, Class 529A Shares, Class 529B Shares and Class 529C Shares, the method of determination of the net asset value of Class A Shares, Class B Shares, Class C Shares, Class I Shares, Class R1 Shares, Class 529A Shares, Class 529B Shares and Class 529C Shares, the price, terms and manner of redemption of Class A Shares, Class B Shares, Class C Shares, Class I Shares, Class R1 Shares, Class 529A Shares, Class 529B Shares and Class 529C Shares, any conversion feature of Class B Shares, and relative dividend rights of holders of Class A Shares, Class B Shares, Class C Shares, Class I Shares, Class R1 Shares, Class 529A Shares, Class 529B Shares and Class 529C Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended;

         4. Class A Shares, Class B Shares, Class C Shares, Class I Shares, Class R1 Shares, Class 529A Shares, Class 529B Shares and Class 529C Shares shall vote together as a single class except that shares of a class may vote separately on matters affecting only that class and shares of a class not affected by a matter will not vote on that matter; and

         5. A class of shares of any series of the Trust may be terminated by the Trustees by written notice to the Shareholders of the class.

         Pursuant to Sections 6.11 and 9.3(c) of the Declaration, this instrument shall be effective upon the execution by a majority of the Trustees of the Trust.
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         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this ____th day of ________, 2003 and further certify, as provided by the provisions of Sections 6.11 and 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with the second sentence of
Section 9.3(a) of the Declaration.


-----------------------------            ------------------------------
John W. Ballen                           Lawrence T. Perera
8 Orchard Road                           18 Marlborough Street
Southborough MA  01772                   Boston MA  02116


-----------------------------            ------------------------------
Lawrence H. Cohn                         William J. Poorvu
45 Singletree Road                       975 Memorial Drive  Apt. 710
Chestnut Hill MA  02467                  Cambridge MA  02138


-----------------------------            ------------------------------
William R. Gutow                         Jeffrey L. Shames
3 Rue Dulac                              38 Lake Avenue
Dallas TX  75230                         Newton MA  02459


-----------------------------            ------------------------------
J. Atwood Ives                           J. Dale Sherratt
17 West Cedar Street                     86 Farm Road
Boston MA  02108                         Sherborn MA  01770


-----------------------------            ------------------------------
Abby M. O'Neill                          Elaine R. Smith
200 Sunset Road                          75 Scotch Pine Road
Oyster Bay NY  11771                     Weston MA  02493


-----------------------------            ------------------------------
Kevin R. Parke                           Ward Smith
33 Liberty Street                        36080 Shaker Blvd.
Concord MA  01742                        Hunting Valley OH  44022